EXHIBIT 99.5
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
OF NORTEL NETWORKS CORPORATION
The following table sets forth summary selected historical consolidated financial data for Nortel Networks Corporation (“NNC”) as of December 31, 2005 and for the three years ended December 31, 2003, 2004 and 2005, as of March 31, 2006 and for the three months ended March 31, 2005 and 2006. This data has been derived from, and should be read in conjunction with, NNC’s audited consolidated financial statements and NNC’s unaudited condensed consolidated interim financial statements, respectively, and the accompanying related notes. Some data has been presented for the twelve months ended March 31, 2006, which has been derived from audited consolidated financial data for NNC for the year ended December 31, 2005 and unaudited condensed consolidated financial data for NNC for the three months ended March 31, 2005 and 2006. The financial results for the three-month periods are not necessarily indicative of financial results for the full year. NNC believes that the unaudited condensed consolidated financial statements include all adjustments necessary for a fair presentation of the results for the periods presented. NNC’s consolidated financial results include the operating results of Nortel Government Solutions, Incorporated (“NGS”, formerly PEC Solutions Inc.) from June 3, 2005, the date we acquired NGS. On June 1, 2006, we deposited into escrow $575 million (plus accrued interest of $5 million) pursuant to the Proposed Class Action Settlement. Balance sheet data as of March 31, 2006 and certain other financial data for the twelve months ended March 31, 2006 have also been adjusted for (1) the issuance of the senior unsecured notes (the “Notes”) offered by Nortel Networks Limited (“NNL”), as announced in the press release attached hereto as Exhibit 99.4; (2) the assumed application of a portion of the net proceeds from the sale of the Notes to prepay the $1,300 million amount outstanding under the 2006 Credit Facility; (3) the deposit into escrow on June 1, 2006 of $575 million (plus accrued interest of $5 million) pursuant to the Proposed Class Action Settlement; and (4) the repayment at maturity of the outstanding $150 million aggregate principal amount of 7.40% Notes due June 15, 2006.

				Three months
	Year ended December 31,			ended March 31,

(Millions of U.S. dollars)	2003	2004	2005	2005	2006

Revenues	$9,932	$9,516	$10,523	$2,389	$2,382
Gross profit	4,209	3,942	4,306	1,012	908
Gross margin	42%	41%	41%	42%	38%
Selling, general and administrative expense	1,966	2,133	2,413	578	595
Research and development expense	1,968	1,960	1,856	474	478
Amortization of intangibles	101	9	17	2	5
Deferred stock option compensation	16	–	–	–	–
Special charges	288	181	170	14	5
(Gain) loss on sale of business and assets(1)	(4)	(91)	47	22	(35)
Shareholder litigation settlement expense	–	–	2,474	–	19

Operating earnings (loss)	(126)	(250)	(2,671)	(78)	(159)
Other income (expense)— net	466	212	303	54	69
Interest expense
Long-term debt	(178)	(192)	(207)	(50)	(46)
Other	(28)	(10)	(11)	(3)	(24)

				Three months
	Year ended December 31,			ended March 31,

(Millions of U.S. dollars)	2003	2004	2005	2005	2006

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	134	(240)	(2,586)	(77)	(160)
Income tax benefit (expense)	83	30	56	(16)	(23)
Minority interests— net of tax	(59)	(46)	(50)	(14)	9
Equity in net earnings (loss) of associated companies— net of tax	(36)	–	4	1	(2)

Net earnings (loss) from continuing operations	122	(256)	(2,576)	(106)	(176)
Net earnings (loss) from discontinued operations— net of tax	183	49	1	2	–

Net earnings (loss) before cumulative effect of accounting change	305	(207)	(2,575)	(104)	(176)
Cumulative effect of accounting change— net of tax	(12)	–	–	–	9

Net earnings (loss)	$293	$(207)	$(2,575)	$(104)	$(167)

(1)	Represents net after-tax gains or losses classified in NNC’s consolidated statement of operations as gains or losses on the sale of businesses and assets and includes related costs. Consists primarily of: for 2003, the recognition of the remaining unamortized deferred gain related to the sale of substantially all of the assets of NNC’s Cogent Defence Systems business during the year ended December 31, 2001; for 2004, a gain of $78 million related to the sale of certain assets in CALA for which we received $80 million in proceeds and a gain of approximately $30 million related to the sale of our directory and operator services business to VoltDelta Resources LLC; for 2005, charges related to the divestiture of our remaining manufacturing operations to Flextronics; for the three months ended March 31, 2005, a loss of $21 million on sale of businesses and assets related to the ongoing divestiture of our remaining manufacturing operations to Flextronics.; and for the three months ended March 31, 2006, a gain of $19 million on the sale of certain assets and a gain of $18 million on the sale of our Brampton facility.
Balance Sheet Data

	As of
	December 31,
	2005	As of March 31, 2006

(Millions of U.S. dollars)		Actual	As Adjusted

Total assets	$18,112	$17,841	$17,769
Unrestricted cash and cash equivalents	2,951	2,695	2,623
Accounts receivable— net	2,862	2,620	2,620
Inventories— net	1,804	1,984	1,984
Accounts payable— net(2)	1,166	1,053	1,053
Plant and equipment— net	1,564	1,531	1,531
Total debt(3)	3,896	3,926	4,476
Total shareholders’ equity	786	675	675

(2)	Accounts payable— net is defined as trade and other accounts payable and notes payable.

(3)	Total debt includes long-term debt, long-term debt due within one year, loan payable and notes payable. Notes payable as of December 31, 2005 was $11 million and as of March 31, 2006 was $13 million.

Other Financial Data and Credit Statistics

						Twelve
				Three months		months ended
	Year ended December 31,			ended March 31,		March 31,
						2006
(Millions of U.S. dollars, except ratios)	2003	2004	2005	2005	2006	As adjusted(4)

Net cash from (used in) operating activities of continuing operations	$(140)	$(179)	$(180)	$(263)	$(174)	–
Net cash from (used in) investing activities of continuing operations	145	(138)	(425)	28	(100)	–
Net cash from (used in) financing activities of continuing operations	(359)	(110)	(60)	(21)	4	–
Adjusted EBITDA(5)	818	602	913	113	17	817
Capital expenditures	169	276	258	54	99	303
Cash interest paid	186	189	203	84	105	224
Consolidated Fixed Charges(6)	241	235	256	62	82	276
Consolidated Fixed Charges Coverage Ratio(7)	3.39	2.56	3.56	–	–	2.96
Ratio of net debt to Adjusted EBITDA(8)			1.04	–	–	2.27

(4)	On a historical basis for the twelve months ended March 31, 2006, Ratio of net debt to Adjusted EBITDA was 1.51, all other numbers were as presented in this column.

(5)	We have presented Adjusted EBITDA because it is a financial measure that is used as a factor in testing whether the Company, the Guarantors and their subsidiaries may incur additional funded debt under the terms of the Notes and the related indenture (see “Description of the Notes— Certain Definitions” and “—Certain Covenants that will Cease to Apply During Suspension Period”). Adjusted EBITDA is derived from EBITDA, which is defined as net earnings (loss) from continuing operations before interest expense (excluding interest income), income tax expense (benefit), depreciation and amortization and cash dividends paid by NNL on outstanding preferred shares (including taxes paid in respect of such dividends).
Adjusted EBITDA and EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA, which are non-GAAP financial measures, have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of NNC’s consolidated results as reported under U.S. GAAP. For example, Adjusted EBITDA:

•	does not reflect NNC’s consolidated cash expenditures, or future requirements for capital expenditures, or contractual commitments including pension and other post-retirement obligations;

•	does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on NNC’s consolidated indebtedness and other obligations;

•	does not reflect tax payments that represent a reduction in cash available to NNC and its subsidiaries;

•	does not reflect expenses resulting from payments or distributions in connection with certain shareholder litigation or regulatory or law enforcement investigations;

•	does not necessarily reflect changes in, or cash requirements for, NNC’s consolidated working capital needs including the timing of the receipt of cash from our customers for the sales of our solutions or the timing of our payments of costs relating to these sales; and

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.
Because of these limitations, we rely primarily on our results under U.S. GAAP. The SEC may require that Adjusted EBITDA and EBITDA be presented differently or not at all in filings we make with it. See “Non-GAAP financial measures” for additional information. Adjusted EBITDA and EBITDA also differ in important respects from Management EBT discussed in the MD&A section of our 2006 First Quarter Report. Adjusted EBITDA and EBITDA should not be viewed as substitute measures of our cash flow or reliable predictors of our cash flow or our ability to generate earnings or cash to service our indebtedness.

The following table reconciles Adjusted EBITDA for NNC on a consolidated basis to EBITDA and to the most directly comparable U.S. GAAP measure, net earnings (loss) from continuing operations. We have presented a reconciliation to EBITDA because it is a measure that is commonly used by investors in evaluating high yield debt instruments and Adjusted EBITDA is derived from EBITDA.

						Twelve
				Three months		months
	Year ended December 31,			ended March 31,		ended
						March 31,
(Millions of U.S. dollars)	2003	2004	2005	2005	2006	2006(a)

Net earnings (loss) from continuing operations	$122	$(256)	$(2,576)	$(106)	$(176)	$(2,646)

Interest expense(b)	206	202	218	53	70	235
Income tax expense (benefit)	(83)	(30)	(56)	16	23	(49)
Depreciation and amortization	546	340	302	81	60	281
Dividends on preferred shares(c)	35	33	38	9	12	41

EBITDA	$826	$289	$(2,074)	$53	$(11)	$(2,138)

Net (income) loss of equity investments except cash distributions(d)	36	1	(4)	(1)	2	(1)
Restructuring charges(e)	288	181	170	14	5	161
(Gain) loss on sale of businesses and assets(f)	(4)	(91)	47	22	(35)	(10)
Loss on BSNL contract(g)	–	162	148	6	–	142
Customer bankruptcy settlement(h)	(53)	–	–	–	–	–
Customer financing receivable restructuring gains(i)	(122)	(98)	(10)	(10)	–	–
Non-cash compensation expense(j)	45	118	88	18	16	86
Restatement costs(k)	5	97	102	33	17	86
Finance transformation costs(l)	–	–	40	6	14	48
Gain related to sale of EADS interest(m)	(96)	–	–	–	–	–
Shareholder litigation settlement expense(n)	–	–	2,474	–	19	2,493
Foreign exchange gains	(107)	(57)	(68)	(28)	(10)	(50)

Adjusted EBITDA	$818	$602	$913	$113	$17	$817

(a)	Calculated by adding NNC’s audited consolidated financial data for the year ended December 31, 2005 and NNC’s unaudited condensed consolidated financial data for the three months ended March 31, 2006 and subtracting NNC’s unaudited condensed consolidated financial data for the three months ended March 31, 2005. Amounts presented for the twelve months ended March 31, 2006 are not necessarily indicative of financial results for the full year 2006.

(b)	Does not give effect to interest income.

(c)	Represents cash dividends paid by NNL on outstanding preferred shares (including taxes paid in respect of such dividends), which are included as part of minority interests in NNC’s consolidated financial statements. These amounts are included in the calculation of Consolidated Fixed Charges described below in footnote 6.

(d)	Represents the net income or loss of joint ventures in which NNC or a subsidiary of NNC is a party and the net income or loss of entities that are not subsidiaries of NNC, in each case except to the extent of cash dividends or distributions paid to NNC or to a subsidiary of NNC by such joint venture or other entity.

(e)	Represents charges (including amounts to be settled in cash) related to exit and disposal activities approved by the board of directors of NNC as part of a restructuring plan. Restructuring charges in 2003, 2004, 2005 and 2006 consist of charges relating to two restructuring plans. We implemented a restructuring plan to streamline our operations and activities around our core markets and leadership strategies during 2001, or the 2001 Restructuring Plan, in light of the significant downturn in both the telecommunications industry and the economic environment, and capital market trends impacting our operations and expected future growth rates. This restructuring plan was adjusted during 2001, 2002 and 2003 to reflect the continued decline in the industry and economic environment, and in the capital markets. In addition, we initiated activities in 2003 to exit certain leased facilities and leases for assets no longer used across all segments. In the third quarter of 2004, we announced a strategic plan that included the 2004 Restructuring Plan. For more information on the 2004 Restructuring Plan, see the MD&A section of our 2005 Annual Report. We may incur restructuring charges of this nature in the future as our business and the telecommunications industry continue to evolve.

(f)	Represents net after-tax gains or losses classified in NNC’s consolidated statement of operations as gains or losses on the sale of businesses and assets. See footnote 1 for more information.

(g)	Represents losses, charges and costs attributed to the contracts with Bharat Sanchar Nigam Limited, or BSNL. The definition of Adjusted EBITDA excludes these losses, charges and costs attributed to BSNL contracts existing on the issue date of the Notes, but not any expansion option, extension, renewal or replacement of those contracts. For more information on the BSNL contract, see the MD&A section of our 2005 Annual Report.

(h)	Represents a one-time reduction in accruals of $53 million associated with a certain customer bankruptcy settlement in the third quarter of 2003. The definition of Adjusted EBITDA excludes this item, but if there are any similar items that occur after March 31, 2006, they will not be excluded.

(i)	Represents favorable settlements of $122 million in 2003, $45 million in 2004 and nil in 2005 related to the sale or restructuring of customer financing receivables due to subsequent collections for amounts exceeding NNC’s original estimates of net recovery, which are included in SG&A expense; and gains of $53 million in 2004 (all of which was recorded in the fourth quarter of 2004) and $10 million in 2005 (all of which was recorded in the first quarter of 2005) resulting from restructured customer financing arrangements, which are included in other income (expense). The definition of Adjusted EBITDA excludes these items, but if there are any similar items that occur after March 31, 2006, they will not be excluded.

(j)	Represents non-cash compensation expense related to stock-based compensation plans included as applicable in cost of revenues, SG&A expense and R&D expense.

(k)	Represents costs attributable to the First, Second and Third Restatements and any related internal control remedial measures. Considerable effort and resources have been expended on our restatement activities in 2004, 2005 and 2006. We and our independent auditors have identified a number of material weaknesses related to our internal control over financial reporting and concluded that our internal control over financial reporting is ineffective, which could continue to cause us to incur additional costs in relation to the remediation of these material weaknesses. For more information, see the “Controls and Procedures” section in the 2005 Annual Report and 2006 First Quarter Report.

(l)	Represents costs attributable to our ongoing finance transformation project, which includes, among other things, the implementation of a new information technology platform (SAP) to provide an integrated global financial system. For more information, see the “Controls and Procedures” section in the 2005 Annual Report and 2006 First Quarter Report.

(m)	Represents a non-cash gain of $96 million in 2003 related to the sale of our interest in EADS Telecom S.A.S. (formerly EADS Defence and Security Networks S.A.S.) in conjunction with changes in ownership of our French and German operations.

(n)	Represents charges taken as a result of our Proposed Class Action Settlement. See “—Company overview— Recent Developments— Proposed Class Action Settlement” for more information. We adjusted the equity component in the first quarter of 2006 and will further adjust it in future quarters based on the fair value of the NNC common shares issuable until the finalization of the settlement. We may incur additional costs in the future in connection with the settlement of, or satisfaction of any judgment resulting from, any shareholder litigation or regulatory or law enforcement investigation. The definition of Adjusted EBITDA excludes these costs relating to matters disclosed or incorporated by reference in this offering memorandum.

(5)	We have presented Consolidated Fixed Charges because it is a financial measure that is used as a factor in testing whether the Company, the Guarantors and their subsidiaries may incur additional funded debt under the terms of the Notes and the related indenture (see “Description of the Notes— Certain Definitions” and “—Certain Covenants that will Cease to Apply During Suspension Period”).
Consolidated Fixed Charges, as presented, may not be comparable to similarly titled measures of other companies. Consolidated Fixed Charges is a non-GAAP financial measure, and you should not consider it in isolation or as substitutes for analysis of NNC’s consolidated results as reported under U.S. GAAP. The SEC may require that Consolidated Fixed Charges be presented differently or not at all in filings we make with it. See “Non-GAAP financial measures” for additional information. Consolidated Fixed Charges also differs in important respects from fixed charges as calculated for purposes of the ratio of earnings to fixed charges under SEC rules, which is presented under “Ratio of earnings to fixed charges of NNC”.

The following table sets out the composition of Consolidated Fixed Charges:

				Three
				months		Twelve
	Year ended			ended		months
	December 31,			March 31,		ended
						March 31,
(Millions of U.S. dollars)	2003	2004	2005	2005	2006	2006(a)

Interest expense(b)	$206	$202	$218	$53	$70	$235
Dividends on preferred shares(c)	35	33	38	9	12	41

Consolidated Fixed Charges	$241	$235	$256	$62	$82	$276

(a)	Calculated by adding NNC’s audited consolidated financial data for the year ended December 31, 2005 and NNC’s unaudited condensed consolidated financial data for the three months ended March 31, 2006 and subtracting NNC’s unaudited condensed consolidated financial data for the three months ended March 31, 2005. Amounts presented for the twelve months ended March 31, 2006 are not necessarily indicative of financial results for the full year 2006.

(b)	Does not give effect to interest income.

(c)	Represents cash dividends paid by NNL on outstanding preferred shares (including taxes paid in respect of such dividends), which are reflected in NNC’s consolidated financial statements as minority interests.

(7)	Represents the ratio of Adjusted EBITDA to Consolidated Fixed Charges. See footnote 5 for a description of Adjusted EBITDA and footnote 6 for a description of Consolidated Fixed Charges.

(8)	We have presented the ratio of net debt to Adjusted EBITDA, because we believe it provides information that is useful to understand our past financial performance and prospects for the future and because it is a measure that is commonly used by investors in evaluating high yield debt instruments. Net debt is defined as total debt less unrestricted cash and cash equivalents and, as presented, may not be comparable to similarly titled measures of other companies. The SEC may require that net debt be presented differently or not at all in filings we make with it. See “Non-GAAP financial measures” for additional information. Net debt as of December 31, 2005 and March 31, 2006 comprises total debt of $3,896 million and $3,926 million, respectively, less unrestricted cash and cash equivalents of $2,951 million and $2,695 million, respectively. Cash and cash equivalents as of March 31, 2006 does not reflect the deposit into escrow on June 1, 2006 of $575 million (plus accrued interest of $5 million) pursuant to the Proposed Class Action Settlement, the repayment at maturity of the outstanding $150 million aggregate principal amount of 7.40% Notes due June 15, 2006 and other post March 31, 2006 impacts on cash. See footnote 4 for a description of total debt and footnote 5 for a description of Adjusted EBITDA.